UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On May 14, 2020, ITC Holdings Corp. (the “Company”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 18, 2013 (the “Base Indenture” and, as amended and supplemented by the Fifth Supplemental Indenture, the “Indenture”), between the Company and the Trustee, under which the Company issued $700.0 million aggregate principal amount of its 2.95% senior notes due 2030 (the “notes”).

The notes are the Company’s direct, senior unsecured obligations and will rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness and senior in right of payment to all of the Company’s future subordinated debt.  The notes will be effectively subordinated to any of the Company’s future secured debt to the extent of the value of the assets securing such debt.  In addition, the notes will be structurally subordinated to all existing and future indebtedness and other obligations of the Company’s subsidiaries. There is no sinking fund for the notes.

The notes are redeemable, at the Company’s option, in whole at any time or in part from time to time at any time prior to February 14, 2030 (such date being referred to herein as the “par call date”), by paying the Make-Whole Price.  The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the notes matured on the par call date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 35 basis points plus (y) the adjusted treasury rate on the third business day prior to the redemption date, plus accrued and unpaid interest thereon to, but excluding, the redemption date.  Commencing on the par call date, the notes may be redeemed, at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Any redemption of the notes may, at the Company’s discretion, be subject to one or more conditions precedent.

The notes were offered in the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The notes bear interest at 2.95% per annum and mature on May 14, 2030. Interest on the notes is payable semi-annually in arrears on May 14 and November 14 of each year, beginning on November 14, 2020, to the persons in whose names the notes are registered at the close of business on the preceding May 1 and November 1, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit, among other things, the ability of the Company and its subsidiaries to create liens on certain assets to secure debt, enter into sale and lease-back transactions and consolidate, merge, sell or lease their properties and assets substantially as an entirety.  The Indenture also contains customary events of default, including upon the failure to make timely payments on the notes, the failure to satisfy certain covenants and specified events of bankruptcy, insolvency and reorganization.

The Company intends to use a portion of the net proceeds from the notes offering to repay indebtedness outstanding under the term loan credit agreement, its revolving credit facility and its commercial paper program. The Company will use the remaining net proceeds for general corporate purposes.

The foregoing summary is qualified in its entirety by reference to the Base Indenture, the Fifth Supplemental Indenture and the form of the notes, a copy of each of which is filed or incorporated by reference hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 respectively, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures set forth in Item 1.01 pertaining to the notes are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 18, 2013, between the Company and the Trustee (incorporated by reference from Exhibit 4.33 to the Company’s Registration Statement on Form S-3 filed on April 18, 2013)
4.2	Fifth Supplemental Indenture, dated as of May 14, 2020 between the Company and the Trustee
4.3	Form of 2.95% Notes due 2030 (included in Exhibit 4.2 hereto)
104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 14, 2020	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel